UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2017
First Business Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Charmany Drive
Madison, Wisconsin 53719
(Address of principal executive offices) (Zip code)
(608) 238-8008
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2017, Barbara H. Stephens provided First Business Financial Services, Inc. with notice of her intention to resign from the Board of Directors (the “Board”) effective January 27, 2017. Ms. Stephens has served on the Board since 2010 and as Chair of the Compensation Committee since 2013. Ms. Stephens’ intention to resign is solely for personal reasons and time considerations, having recently assumed a significantly increased role as Chief Human Resources Officer at REV Group, Inc. The Board reduced the number of Directors constituting the entire Board from ten (10) to nine (9) following Ms. Stephens’ retirement in accordance with Section 3.10 of the Company’s Amended and Restated By-laws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2017	FIRST BUSINESS FINANCIAL SERVICES, INC. By: /s/ Barbara M. Conley Barbara M. Conley General Counsel and Corporate Secretary